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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Bartlett Capital Trust:

           We consent to the incorporation by reference in Post-Effective Amendment No.25 to the Registration Statement of Bartlett Capital Trust (the "Trust") on Form N-1A (File No.2-80648) of our report dated January 30, 1998, on our audits of the financial statements and financial highlights of the Bartlett Basic Value Fund, Bartlett Value International Fund and Bartlett Europe Fund, which report is included in the Corporation's Annual Report to Shareholders for the period ended December 31, 1997, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and "Accountants" in the Statement of Additional Information.

                                          /s/ COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
April 30, 1998





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                                                        EXHIBIT 11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our auditors' report on the financial statements of Bartlett Value International Fund and Bartlett Basic Value Fund of Bartlett Capital Trust, dated April 30, 1997, and to all references to our Firm included in or made a part of Post-Effective Amendment No. 25 to this registration statement.


                                        ARTHUR ANDERSEN LLP


Cincinnati, Ohio
  April 29, 1998